Exhibit 99

FOR RELEASE 3:00 P.M. CENTRAL THURSDAY, FEBRUARY 14, 2008 Contact: John K. Bakewell (901) 867-4527
Wright Medical Group, Inc. Reports Results for Fourth
Quarter Ended December 31, 2007
Company Posts 19% Global Sales Growth on Broad-based Performance
Led by 61% Extremities Growth
Results Exceed Top of Communicated Sales and Adjusted EPS Outlook Ranges
ARLINGTON, TN — February 14, 2008 — Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics, today reported financial results for its fourth quarter and full year ended December 31, 2007.
Net sales totaled $103.2 million during the fourth quarter ended December 31, 2007, representing a 19% increase over net sales of $86.6 million during the fourth quarter of 2006. Net sales during the fourth quarter reached a record level for any quarter in the Company’s history. Excluding the impact of foreign currency, net sales increased 16% during the fourth quarter.
For the fourth quarter of 2007, the Company recorded net income of $1.4 million, or $0.04 per diluted share, compared to net income for the fourth quarter of 2006 of $5.7 million, or $0.16 per diluted share. Net income for the fourth quarter of 2007 included the after-tax effects of $4.4 million of restructuring charges related to the closure of the Company’s Toulon, France operations, $4.1 million of non-cash stock-based compensation expense, $3.9 million of charges related to a previously disclosed unfavorable arbitration ruling, and $109,000 of acquisition-related inventory step-up amortization. Net income for the fourth quarter of 2006 included the after-tax effect of $3.7 million of non-cash stock-based compensation expense and a favorable $1.1 million tax benefit related to the resolution of certain foreign income tax matters.
Excluding those previously mentioned items, fourth quarter net income, as adjusted, increased 35% to $10.1 million in 2007 from $7.5 million in 2006, while diluted earnings per share, as adjusted, increased 29% to $0.27 for the fourth quarter of 2007 from $0.21 per diluted share for the fourth quarter of 2006. A reconciliation of GAAP to “as adjusted” results is included in the attached financial tables.
Gary D. Henley, President and Chief Executive Officer commented, “We are very pleased with our fourth quarter results which exceeded the upper end of both our sales outlook and our adjusted earnings per share outlook. This quarter’s sales results were driven by an outstanding 61% global extremities growth rate as well as by solid performances in our large joint reconstructive and biologics product lines. The combination of our excellent portfolio of internally developed products, our sales force specialization efforts and our external business development activities is proving to be a powerful growth driver, evidenced by our 19% global sales growth this quarter.”
Mr. Henley continued, “Our operating results this quarter reflect our continued success in creating leverage in our business model, as demonstrated by the significant expansion in our adjusted operating margin this quarter. For the full year of 2007, we were able to deliver bottom line results in excess of our original guidance while making investments in our sales force, product portfolio and operations. These 2007 investments leave us well-positioned to achieve a 2008 financial performance that meets our corporate objective of low- to mid-teens sales growth while generating solid operating margin expansion and significant bottom line growth.”

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Sales Review
Globally, the Company experienced growth across all of its major product lines during the fourth quarter of 2007. Specifically, global net sales of the Company’s extremity, knee, biologics, and hip product lines increased by 61%, 19%, 14% and 9%, respectively, when compared to the fourth quarter of 2006.
Domestic sales totaled $63.0 million during the fourth quarter of 2007 and $235.7 million for the full year 2007, representing growth of 18% and 12% compared to the respective year-ago periods. Fourth quarter domestic sales of the Company’s extremity, biologics, and knee product lines reflected growth of 54%, 19%, and 17%, respectively. The Company’s domestic hip product sales were relatively consistent with the fourth quarter of 2006.
International sales, as reported, were $40.2 million for the fourth quarter of 2007, representing an increase of 20% compared to prior year. For the full year 2007, international sales reached $151.1 million, an increase of 18% compared to 2006. The Company’s international sales results included a favorable foreign currency impact totaling approximately $2.6 million for the fourth quarter and a favorable foreign currency impact totaling $6.1 million for the full year 2007. Excluding the impact of foreign currency, international sales increased by 13% for the fourth quarter of 2007 and for the full year 2007.
Outlook
The Company’s earnings targets, as communicated in the guidance ranges stated below for the full year and the first quarter of 2008, exclude the effect of possible future acquisitions, other material future business developments, and the impact of recording non-cash stock-based compensation, restructuring charges, acquisition-related inventory step-up amortization, and costs associated with responding to the DOJ subpoena received in the fourth quarter of 2007.
The Company has reiterated its previously-communicated sales target for the full year 2008 of a range of $430 million to $440 million. This sales target represents annualized growth between approximately 11% and 14%. The Company has reiterated its previously-communicated full year 2008 as-adjusted earnings per share outlook to $0.90 to $0.96, representing annualized growth between approximately 14% and 22%.
The Company’s anticipated targets for the first quarter of 2008 for net sales are in the range of $106 million to $109 million, representing a sales growth objective of 12% to 16% for the quarter, with earnings per share results ranging from $0.18 to $0.20 per diluted share, as adjusted.
As noted above, the Company’s financial targets exclude the impact of non-cash stock-based compensation charges as well as the impact of restructuring charges. While the amount of the non-cash stock-based compensation charges will vary depending upon a number of factors, many of which not being within the Company’s control, the Company currently estimates that the after-tax impact of those expenses will range from $0.28 to $0.32 per diluted share for the full year 2008 and $0.07 to $0.08 per diluted share for the first quarter of 2008. With regard to restructuring charges, the Company has narrowed its estimate of total pre-tax charges related to the closing of the Toulon facilities to be in the range of approximately $23 million to $25 million, the majority of which were incurred in 2007.
The Company’s anticipated targets for net sales, adjusted earnings per share, stock-based compensation charges and restructuring charges are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company’s actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company’s actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

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Conference Call
As previously announced, the Company will host a conference call starting at 3:30 p.m. (Central Time) today. The live dial-in number for the call is 866-770-7129 (domestic) or 617-213-8067 (international), and the passcode is 7311348. To access a simultaneous webcast of the conference call via the internet, go to the “Corporate — Investor Information” section of the Company’s website located at www.wmt.com. A replay of the conference call by telephone will be available starting at 5:30 p.m. (Central Time) today and continuing until 5:30 p.m. (Central Time) on February 21, 2008. To hear this replay, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter the code 86853710. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Corporate — Investor Information — Audio Archives” section of the Company’s website located at www.wmt.com.
The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the “Corporate — Investor Information — Supplemental Financial Information” section of the Company’s website located at www.wmt.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.
Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency, operating income, as adjusted, net income, as adjusted, net income, as adjusted, per diluted share, and effective tax rate, as adjusted. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. The measures exclude such items as business development activities, including purchased in-process research and development, the financial impact of significant litigation, restructuring charges, and non-cash stock-based expense, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company’s reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
Safe-Harbor Statement
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release, other than statements of historical fact, are forward-looking statements. Forward-looking statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. The Company wishes to caution readers that actual results might differ materially from those described in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the factors discussed in the Company’s filings with the Securities and Exchange Commission (including the Company’s annual report on Form 10-K for the year ended December 31, 2006, under the heading, “Risk Factors” and its quarterly reports), which could cause the Company’s actual results to materially differ from those described in the forward-looking statements. Although the Company believes that the forward-looking statements are accurate, there can be no assurance that any forward-looking statement will prove to be accurate. A forward-looking statement should not be regarded as a representation by the Company that the results described therein will be achieved. The Company wishes to caution readers not to place undue reliance on any forward-looking statement. The forward-looking statements are made as of the date of this press release. The Company assumes no obligation to update any forward-looking statement after this date.

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Wright Medical Group, Inc. is a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics. The Company has been in business for more than 50 years and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit the Company’s website at www.wmt.com.
—Tables Follow—

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Wright Medical Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data—unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006
Net sales	$103,156	$86,553	$386,850	$338,938
Cost of sales	28,404	24,989	108,407	97,234
Cost of sales — restructuring	2,139	—	2,139	—

Gross profit	72,613	61,564	276,304	241,704
Operating expenses:
Selling, general and administrative	61,123	49,177	225,929	192,573
Research and development	6,299	5,557	28,405	25,551
Amortization of intangible assets	989	895	3,782	4,149
Restructuring charges	2,229	—	16,734	—

Total operating expenses	70,640	55,629	274,850	222,273

Operating income	1,973	5,935	1,454	19,431
Interest expense (income), net	112	61	(1,252)	(1,127)
Other expense (income), net	330	(160)	375	(1,643)

Income before income taxes	1,531	6,034	2,331	22,201
Provision for income taxes	147	287	1,370	7,790

Net income	$1,384	$5,747	$961	$14,411

Net income per share, basic	$0.04	$0.16	$0.03	$0.42

Net income per share, diluted	$0.04	$0.16	$0.03	$0.41

Weighted-average number of common shares outstanding, basic	36,317	34,864	35,812	34,434

Weighted-average number of common shares outstanding, diluted	37,064	35,843	36,483	35,439

Wright Medical Group, Inc.
Consolidated Sales Analysis
(dollars in thousands—unaudited)

	Three Months Ended			Year Ended
	December 31,	December 31,	%	December 31,	December 31,	%
	2007	2006	change	2007	2006	change
Geographic

Domestic	$62,998	$53,226	18.4%	$235,748	$211,015	11.7%
International	40,158	33,327	20.5%	151,102	127,923	18.1%

Total net sales	$103,156	$86,553	19.2%	$386,850	$338,938	14.1%

Product Line

Hip products	$34,363	$31,485	9.1%	$134,251	$122,073	10.0%
Knee products	27,323	22,880	19.4%	102,334	94,079	8.8%
Biologics products	19,893	17,525	13.5%	76,029	65,455	16.2%
Extremity products	18,953	11,782	60.9%	62,302	45,044	38.3%
Other	2,624	2,881	(8.9%)	11,934	12,287	(2.9%)

Total net sales	$103,156	$86,553	19.2%	$386,850	$338,938	14.1%

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Wright Medical Group, Inc.
Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency
(dollars in thousands—unaudited)

	Three Months Ended		Year Ended
	December 31, 2007		December 31, 2007
	International	Total	International	Total
	Net Sales	Net Sales	Net Sales	Net Sales
Net sales, as reported	$40,158	$103,156	$151,102	$386,850
Currency impact as compared to prior period	(2,620)	(2,620)	(6,118)	(6,118)

Net sales, excluding the impact of foreign currency	$37,538	$100,536	$144,984	$380,732

Wright Medical Group, Inc.
Reconciliation of Non-GAAP Results of Operations
(in thousands, except per share data—unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006
Operating Income
Operating income, as reported	$1,973	$5,935	$1,454	$19,431
Reconciling items impacting Gross Profit:
Cost of sales — restructuring	2,139	—	2,139	—
Inventory step-up amortization	109	—	418	—
Non-cash, stock-based compensation	483	367	2,046	854

Total	2,731	367	4,603	854
Reconciling items impacting Selling, General and Administrative expenses:
Arbitration judgment	3,269	—	3,269	—
Non-cash, stock-based compensation	3,231	2,758	12,061	10,766

Total	6,500	2,758	15,330	10,766
Reconciling items impacting Research and Development expenses:
Non-cash, stock-based compensation	409	593	2,425	2,220
Other Reconciling Items:
Restructuring charges	2,229	—	16,734	—

Operating income, as adjusted	$13,842	$9,653	$40,546	$33,271

Operating income, as adjusted, as a percentage of net sales	13.4%	11.2%	10.5%	9.8%

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Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006
Net Income
Net income, as reported	$1,384	$5,747	$961	$14,411
Pre-tax impact of reconciling items:
Non-cash, stock-based compensation	4,123	3,718	16,532	13,840
Restructuring charges	4,368	—	18,873	—
Arbitration judgment	3,934	—	3,934	—
Inventory step-up amortization	109	—	418	—
Gain on sale of investment	—	—	—	(1,499)

Total	12,534	3,718	39,757	12,341
Tax effect of reconciling items:
Non-cash, stock-based compensation	(670)	(808)	(3,665)	(2,957)
Restructuring charges	(1,531)	—	(6,416)	—
Arbitration judgment	(1,550)	—	(1,550)	—
Inventory step-up amortization	(44)	—	(165)	—
Resolution of foreign tax matters	—	(1,148)	—	(1,148)
Gain on sale of investment	—	—	—	95

Total	(3,795)	(1,956)	(11,796)	(4,010)

Net income, as adjusted	$10,123	$7,509	$28,922	$22,742

Net Income per Diluted Share
Net income, as reported, per diluted share	$0.04	$0.16	$0.03	$0.41
Non-cash, stock-based compensation	0.09	0.08	0.35	0.30
Restructuring charges	0.08	—	0.34	—
Arbitration judgment	0.06	—	0.07	—
Inventory step-up amortization	0.00	—	0.00	—
Resolution of foreign tax matters	—	(0.03)	—	(0.03)
Gain on sale of investment	—	—	—	(0.04)

Net income, as adjusted, per diluted share	$0.27	$0.21	$0.79	$0.64

Wright Medical Group, Inc.
Reconciliation of Effective Tax Rate, As Reported, to Effective Tax Rate, As Adjusted
(unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006
Effective tax rate, as reported	9.6%	4.8%	58.8%	35.1%
Non-cash, stock-based expense	(4.9%)	(0.8%)	(5.9%)	(8.6%)
Restructuring charges	18.8%	—	(22.1%)	—
Arbitration judgment	4.4%	—	0.4%	—
Inventory step-up amortization	0.1%	—	0.1%	—
Resolution of foreign tax matters	—	19.0%	—	5.2%
Gain on sale of investment	—	—	—	2.5%

Effective tax rate, as adjusted	28.0%	23.0%	31.3%	34.2%

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Wright Medical Group, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands—unaudited)

	December 31,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$229,026	$57,939
Marketable securities	15,535	30,325
Accounts receivable, net	83,801	72,476
Inventories	115,290	86,157
Prepaid expenses and other current assets	45,342	32,825
Assets held for sale	2,207	—

Total current assets	491,201	279,722

Property, plant and equipment, net	99,037	86,265
Intangible assets, net	39,420	17,795
Other assets	40,327	25,620

Total assets	$669,985	$409,402

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$19,764	$17,049
Accrued expenses and other current liabilities	57,756	41,366
Current portion of long-term obligations	551	1,001

Total current liabilities	78,071	59,416

Long-term obligations	200,455	723
Other liabilities	2,678	13,439

Total liabilities	281,204	73,578

Stockholders’ equity	388,781	335,824

Total liabilities and stockholders’ equity	$669,985	$409,402